Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-238048, 333-64795, 333-04161, 333-118693, 333-38178, 333-75993, 333-124653, 333-171298, 333-188128, 333-214662 and 333-140819), Form S-3 (No.333-258097) and Form S-4 (No. 333-232446) of Newmont Corporation, and Form S-8 No. (333-232143) of Newmont Goldcorp Corporation (now referred to as Newmont Corporation) of our report dated February 24, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Nevada Gold Mines LLC, which appears in the Form 10-K (as amended by Amendment No.1) of Newmont Corporation.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
July 28, 2022
PricewaterhouseCoopers LLP
PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2
T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.